UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2025
Butterfly Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 District Avenue Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 557-4800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On August 1, 2025, Butterfly Network, Inc. (the “Company”) issued a press release announcing its results for the second quarter ended June 30, 2025 and providing a business update. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2025, Heather C. Getz notified the Company that, effective August 1, 2025, immediately after the Company files with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 (the “Effective Date”), Ms. Getz will step down from her role as the Company’s Executive Vice President and Chief Financial & Operations Officer but she will remain an employee of the Company until August 15, 2025. Megan Carlson, the Company’s Chief Accounting Officer and Senior Vice President of Finance & Accounting, has been appointed to serve as Interim Chief Financial Officer as of the Effective Date. Effective August 16, 2025, Ms. Getz will enter into an advisory role with the Company to assist in this transition and to provide other related support at least through March 15, 2026 (the “Departure Date”). The Company has commenced a search for a permanent Chief Financial Officer.
Ms. Getz’s decision to step down is not related to any disagreement with the Company on any matter relating to its accounting practices, financial statements, internal controls, or operations.
Ms. Carlson, 42, joined the Company in May 2021 and has served in various senior financial roles at the Company, including Vice President, Controller from January 2023 through September 2024, Vice President, Finance & Accounting from September 2024 through June 2025, and Chief Accounting Officer and Senior Vice President, Finance & Accounting since June 2025. Prior to joining the Company, she served in various senior financial roles at Medidata Solutions, a technology company that develops and markets software as a service for clinical trials, from October 2011 through May 2021. Ms. Carlson previously worked as a Senior Consultant at Deloitte & Touche LLP from November 2010 to October 2011, and as a Senior Audit Associate and Audit Associate at Grant Thornton LLP from September 2006 to October 2010. Ms. Carlson received her Bachelor of Science in Business Administration, as well as her Master of Accounting, from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and is a certified public accountant.
Effective upon the Effective Date in recognition of Ms. Carlson's service as Interim Chief Financial Officer, Ms. Carlson’s annual base salary of $350,000 will be supplemented with a monthly stipend equal to $5,833 payable in accordance with the Company's regular payroll schedule for so long as Ms. Carlson serves as the Company’s Interim Chief Financial Officer. No other changes to Ms. Carlson's existing compensation arrangements have been made in connection with her appointment to the role of Interim Chief Financial Officer.
There are no family relationships between Ms. Carlson and any Company director or executive officer, and no arrangements or understandings between Ms. Carlson and any other person pursuant to which she was selected as Interim Chief Financial Officer. Ms. Carlson is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
In connection with her resignation, Ms. Getz entered into a separation agreement (the “Separation Agreement”), dated July 29, 2025, which confirms her severance benefits and post-termination obligations. Pursuant to the Severance Agreement, Ms. Getz will receive a cash payment of $430,500, payable following the Departure Date. The Separation Agreement contains a general release of claims by Ms. Getz against the Company, as well as certain customary restrictive covenants. Ms. Getz will not receive any other separation or severance benefits under the Company’s disclosed plans. In addition, Ms. Getz and the Company have entered into an advisory agreement (the “Advisory Agreement”) pursuant to which Ms. Getz will, among other things, assist with the transition of the role of Chief Financial & Operations Officer. Pursuant to the Advisory Agreement, the Company will pay Ms. Getz an advisor fee equal to $33,475 per month and will provide reimbursement of continuation of health coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) through the Departure Date.

Copies of the Separation Agreement and the Advisory Agreement are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Separation Agreement by and between the Company and Heather C. Getz, dated July 29, 2025
10.2	Advisory Agreement by and between the Company and Heather C. Getz, dated July 29, 2025
99.1	Press Release dated August 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.

	By:	/s/ Joseph M. DeVivo
	Name:	Joseph M. DeVivo
	Title:	Chief Executive Officer, President, and Chairman of the Board

Date: August 1, 2025